| We shop. You save. 1st Quarter Fiscal 2024 Earnings Conference Call Presentation November 2, 2023

| We shop. You save. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: impacts of the COVID-19 pandemic and any other significant public health events; our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; our ability to regain and maintain compliance with NYSE listing standards; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third-party sources. No Offer or Solicitation; Further Information This presentation is for informational purposes only and is not an offer to sell with respect to any securities. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in the Annual Report and subsequent quarterly reports. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this presentation Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this presentation Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. For further discussion regarding this non-GAAP measure, please see today’s press release. Disclaimer 2

| We shop. You save. 1Q FY2024 Earnings Highlights 3 *See "Non-GAAP Financial Measures" above on slide 2 ** LTM 9/30/2023 SelectQuote delivered consolidated 1Q FY24 results ahead of consensus estimates and internal expectations Seventh consecutive quarter of strong operational and retention metrics for Senior: • Close rates increased 25% year-over-year** • Marketing cost per approved policy decreased 30% year-over-year** • Approval rates increased 8% year-over-year** • Positive early life retention indicators Consolidated Revenue totaled $233 million. Consolidated Net Loss totaled $(31) million or $(0.19) per diluted share. Consolidated Adjusted EBITDA* totaled $(11) million Year-round operating model and improved agent retention translating to strong tenured agent mix during AEP/OEP Agent hiring, training, and onboarding completed for AEP/OEP seasons SelectRx eclipsed 52,000 members and Healthcare Services achieved positive Adjusted EBITDA* for second consecutive quarter Reaffirming FY24 Revenue, Net Loss, and Adjusted EBITDA* guidance

AEP Readiness

Agents

All agents hired, trained, onboarded and licensed

Strong agent retention throughout 2023

Strong mix of tenured agents similar to FY23 agent force

Tenured agents traditionally produce ~2x more policies than new agents and with higher retention rates

Marketing

Continued refinement of segmentation and targeting

Continued focus on prioritizing customers less likely to frequently switch plans

Technology enhancements improving lead scoring and routing

Customized treatment for existing customers

Technology

Improved agent desktop and selling tools

Streamlined processes to support conversion and cross-sell initiatives

Back-end automation tools focused on cost reduction

Carriers

Continued investment in the most important plan benefits, especially from largest partners

Continued expansion of relationships through Healthcare Services

Continued joint efforts to improve onboarding and retention

Continued investment in direct relationships

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SelectRx Operational Improvements and Scale Drive Margins

	EXPRESS MED	simple meds	SelectRx
Members	~2,500	~1,900	**>52,000**
Singular Integrated Pharmacy Management System	-		✓
Automated Fulfillment & Shipping Processes	-		✓
Reduced Customer Acquisition Costs	-		✓
Rx's Shipped per Day*	~2,000		**~15,000**
Revenue per Member per Month**	$480		**$652**

*Represents Oct. 2021 compared to Sept. 2023
**Represents Q2'21 compared to Q1'24

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| We shop. You save. REVENUE $MM ADJUSTED EBITDA* $MM $162 $233 1Q23 1Q24 $(27) $(11) 1Q23 1Q24 6 Consolidated Financial Summary *See "Non-GAAP Financial Measures" above on slide 2.

| We shop. You save. REVENUE $MM ADJUSTED EBITDA* $MM $78 $90 1Q23 1Q24 $(4) $(1) 1Q23 1Q24 7 Senior Financial Summary *See "Non-GAAP Financial Measures" above on slide 2.

| We shop. You save. 8 SelectQuote Senior KPIs 98 110 83 98 15 12 MA Other 1Q23 1Q24 TOTAL POLICIES APPROVED 000s MA LTV $780 $761 1Q23 1Q24 1Q, 14% 2Q, 38%3Q, 29% 4Q, 19% MA POLICIES BY QUARTER FY23

| We shop. You save. Agent Close Rates LTM 9/30/22 LTM 9/30/23 Operating Expense Per Policy* $964 $748 LTM 9/30/22 LTM 9/30/23 Marketing Expense Per Policy** $544 $380 LTM 9/30/22 LTM 9/30/23 *Represents Senior operating costs divided by approved MA/MS policies. **Represents Senior marketing costs divided by approved MA/MS policies. 9 Senior Efficiency Metrics 25%

| We shop. You save. SELECTRX MEMBERS 1Q23 2Q23 3Q23 4Q23 1Q24 — 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 60,000 REVENUE & ADJUSTED EBITDA* $MM 10 $(12) $(9) $(3) $2 $2 $43 $55 $71 $83 $97 1Q23 2Q23 3Q23 4Q23 1Q24 Healthcare Services KPIs REVENUE ADJUSTED EBITDA* *See "Non-GAAP Financial Measures" above on slide 2.

| We shop. You save. REVENUE $MM ADJUSTED EBITDA* 11 $37 $38 $7 $9 Life Auto & Home 1Q23 1Q24 $5 $5 $2 $3 Life Auto & Home 1Q23 1Q24 $MM *See "Non-GAAP Financial Measures" above on slide 2. Life and Auto & Home

| We shop. You save. Supplemental Information 12

| We shop. You save. Net Loss to Adjusted EBITDA Reconciliation 1Q FY 2024 (in thousands) Senior Healthcare Services Life Auto & Home Corp & Elims Consolidated Revenue $ 89,918 $ 97,368 $ 37,803 $ 9,027 $ (1,386) $ 232,730 Operating expenses (91,253) (95,046) (32,563) (5,708) (19,498) (1) (244,068) Other income (expense), net — — — — (38) (38) Adjusted EBITDA (1,335) 2,322 5,240 3,319 (20,922) (11,376) Share-based compensation expense (3,175) Transaction costs (1,904) Depreciation and amortization (5,989) Loss on disposal of property, equipment, and software (9) Interest expense, net (21,397) Income tax benefit 12,799 Net loss $ (31,051) 13 1Q FY 2023 (in thousands) Senior Healthcare Services Life Auto & Home Corp & Elims Consolidated Revenue $ 77,513 $ 43,067 $ 36,835 $ 7,082 $ (2,013) $ 162,484 Operating expenses (81,366) (54,854) (31,811) (4,640) (17,446) (1) (190,117) Other income (expense), net — — 201 (1) (42) 158 Adjusted EBITDA (3,853) (11,787) 5,225 2,441 (19,501) (27,475) Share-based compensation expense (2,630) Non-recurring expenses (2,126) Depreciation and amortization (6,802) Loss on disposal of property, equipment, and software (325) Interest expense, net (16,736) Income tax benefit 13,610 Net loss $ (42,484)

| We shop. You save. (in thousands) Range Net Loss $ (50,000) $ (22,000) Income tax benefit (18,000) (8,000) Interest expense, net 102,000 97,000 Depreciation and amortization 24,000 22,000 Share-based compensation expense 14,000 12,000 Non-recurring expenses 8,000 4,000 Adjusted EBITDA $ 80,000 $ 105,000 Net Loss to Adjusted EBITDA Reconciliation (FY24 Guidance) 14

| We shop. You save. 15 SelectQuote Inc. 6800 West 115th Street Suite 2511 Overland Park, Kansas 66211 Phone: (913) 599-9225 Investor Relations investorrelations@selectquote.com